                                                                  EXHIBIT 10.1

                          MORTGAGE MARKETING AGREEMENT


     This Agreement made as of June 30, 1996 by and between Wickes Lumber Company, a Delaware corporation ("Wickes"), and Wickes Mortgage Lending, Inc., a Delaware corporation ("WML")

                                  WITNESSETH:

     WHEREAS, Wickes is engaged in the retail and wholesale sale and distribution of lumber and building products; and

     WHEREAS, WML is an indirect wholly-owned subsidiary of Riverside Group, Inc. engaged in mortgage lending operations;

     WHEREAS, Wickes and WML desire to jointly develop, market and implement a mortgage lending program to and through Wickes' builder customers; and

     WHEREAS, Wickes is willing to grant a sublicense to WML to use the Trademarks (as defined below) for such purpose in accordance with the terms and conditions hereof.


     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wickes and WML agree as follows:


                                   ARTICLE I
                                   MARKETING

     1.1 Conduct of the Business by WML. During the term of this Agreement, WML shall use good faith efforts to market to Wickes' builder customers mortgage loans and related products and services and such other services and products as agreed to by the parties from time to time (collectively, the "Business"). WML shall maintain adequate resources to conduct the Business and perform its obligations hereunder in a manner meeting the highest industry standards, including but not limited to promptness of administrative action and courtesy to customers of Wickes. WML shall conduct the Business in accordance with all applicable laws, rules and regulations and shall use reasonable efforts to conduct the Business in such a manner that Wickes is not considered as engaging in the Business.

     1.2 Agreements of Wickes. Wickes agrees that during the term of this Agreement it shall without charge (except as provided below):

         (a) provide such cooperation as may be necessary to enable WML to carry out the purposes of this Agreement, including but not limited to allowing WML to participate in direct mail solicitations and other marketing programs of Wickes relating to such purposes;

         (b) provide to WML customer lists and such other information on Wickes' customers as WML may reasonably request relating to such purposes;

         (c) reasonably endorse the Business, including but not limited to the delivery of such letters of endorsement of the Business as WML may reasonably request (subject to WML reimbursing Wickes for paper and postage); and

         (d) use reasonable best efforts to assist WML to locate a substitute builder to complete construction of any structure subject to a mortgage included in the Business after default by the original builder and to continue on a commercially reasonable basis under the circumstances the supply of building materials for such construction.


     1.3 Cost Sharing. (a) Wickes agrees to reimburse WML for those costs incurred by WML and its affiliates from January 1 through June 30, 1996, for the hiring, training, office setup and other operating costs of loan representatives with respect to the Business ("Start-up Costs"), provided that such reimbursement shall not exceed the cumulative sum shown of Wickes' Total Participation Funding on Exhibit A hereto through June 1996.

     (b) Wickes agrees to reimburse WML on a monthly basis for Start-up Costs incurred after June 30, 1996, provided that:

         (i) Wickes shall not be required to reimburse WML more than $60,000 with respect to the Start-up Costs related to any single loan representative;

        (ii) at no time during 1996 shall Wickes be required to reimburse WML for an aggregate amount in excess of the Wickes' Total Participation Funding shown on Exhibit A (on a cumulative basis through the end of the month for which payment is made); and

       (iii) at no time during any year after 1996 shall Wickes be required to reimburse WML for an aggregate amount in excess of $100,000 multiplied by the number of months elapsed in such year through the end of the month for which payment is made.

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Such reimbursement shall be paid promptly upon receipt of an invoice from WML setting forth in reasonable detail the amount due under this Section 1.3.

     (c) Other than the reimbursement set forth in this Section 1.3, Wickes is not obligated to pay any compensation to WML hereunder, and WML shall be responsible for the payment of any and all expenses of any type or nature whatsoever, whether billed to WML or Wickes, incurred in connection with performance of WML's obligations hereunder. WML will remit promptly to Wickes any such item billed to Wickes upon notice by Wickes to WML thereof.

     1.4 Reports and Records. WML shall furnish to Wickes monthly reports regarding the Business in such form and containing such information as Wickes may reasonably request. WML shall keep true and complete records of all transactions and correspondence with customers of Wickes. Such records and all accounting records of WML pertaining to the Business may be examined by representatives of Wickes at any time during normal business hours, whether during or after the term of this Agreement. WML also shall provide any financial information reasonably requested by Wickes at any time.

     1.5 Exclusivity. During the term of this Agreement, Wickes shall not provide a list of its customers to any other person or entity for purposes of using it to market mortgage loans to or through such customers, except as set forth in the next sentence. If Wickes desires to provide all or part of such a list to a person or entity in a market area in which WML is not then operating it may do so provided it first gives WML written notice of its intention to do so and WML does not represent in writing to Wickes within 30 days of receipt of the notice that it will use reasonable efforts to begin operations in the subject market within six months.

     1.6 Customer Complaints. Wickes retains the right to investigate any and all complaints of its customers, agents, employees and others relating to the Business. In the event that WML becomes aware of a customer complaint relating to the Business, it shall promptly give Wickes notice of such complaint. WML agrees to resolve all Wickes customers' complaints to the reasonable satisfaction of Wickes.





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


                                 ARTICLE II
                                 TRADEMARKS

     2.1 Grant of License. Wickes hereby grants to WML a royalty-free, non-exclusive license to use the name "Wickes" and the Flying W trademark depicted on Exhibit B hereto (collectively, the "Trademarks") solely in connection with carrying on the Business in accordance with the terms of this Agreement during the term of this Agreement. Any use of the name "Wickes" pursuant to the license granted hereby shall be made only in conjunction with the words "Wickes Mortgage Lending, Inc." The Trademarks are and shall remain the property of Wickes and no right, title or interest has been transferred or is transferred to WML hereunder, except the right to use the same as herein provided. Any use of the name "Wickes" by WML shall be expressly subordinate to the use of said name by Wickes.

     2.2 Use of Trademarks. WML shall use the Trademarks only to conduct the Business in accordance with the terms hereof and for no other purpose whatsoever, in a manner consistent with the maintenance of the existent goodwill associated with the Trademarks.



                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


     3.1 WML represents to Wickes that:

     (a) WML is a corporation duly incorporated under the laws of the State of Delaware and has full power and authority to enter into and perform the transactions contemplated by this Agreement; and

     (b) this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of WML.

     3.2 Wickes represents to WML that:

     (a) Wickes is a corporation duly incorporated under the laws of the State of Delaware and has full power and authority to enter into and perform the transactions contemplated by this Agreement;

     (b) this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of Wickes; and

     (c) Wickes has a valid license to use the Trademarks.




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



                                   ARTICLE IV
                 INSURANCE, INDEMNIFICATION AND CONFIDENTIALITY

     4.1 E & O Coverage. WML shall maintain in full force and effect during the term of this Agreement, at its sole cost and expense, a policy or policies of Errors and Omissions insurance, issued by an insurer acceptable to Wickes, to afford coverage in the amount of at least $1,000,000.

     4.2 Indemnification. WML agrees to defend, indemnify and hold harmless Wickes, its agents and employees from and against all costs, expenses, claims, liabilities and losses which result or arise from or relate to the negligent or willful acts, or errors or omissions of WML, its agents, sub-agents or employees under this Agreement. Such costs, expenses, claims, liabilities and losses shall include, but not be limited to, attorney fees (whether or not litigation ensues) and other legal fees, penalties, fines, direct or consequential damages, assessments and verdicts (including punitive damages).

     4.3 Confidentiality. (a) WML hereby acknowledges that the confidential and proprietary information to be furnished by Wickes to WML hereunder, including but not limited to all information regarding customers (the "Information") is confidential information belonging to Wickes. WML further acknowledges that unauthorized use or disclosure of the Information would irreparably injure Wickes.

     (b) WML shall not, and shall use reasonable efforts to cause its agents, subagents, employees, affiliates and contractors not to, during or after the term of this Agreement, use or disclose the Information for any reason whatsoever to any person or entity except for such use or disclosure reasonably necessary in conducting the Business. WML will implement such practices and measures as are reasonably necessary to preserve and protect the confidentiality of the Information.

     (c) In the event of a breach or threatened breach of Section 4.3(b) hereof, Wickes shall be entitled to an injunction restraining WML, or its agents, subagents or employees, from disclosing the Information in whole or part or conducting the Business with any person or entity to whom the Information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Wickes from pursuing any other remedies available to Wickes for such breach or threatened breach, including the recovery of damages.




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


                                  ARTICLE V
                      TERM, RESTRICTIONS AFTER TERM, ETC.

     5.1 Term. The term of this Agreement shall take effect upon the obtaining by Wickes of all necessary consents of its lenders and shall terminated on December 31, 1997; provided, that the term shall automatically be extended for an additional month on the last day of December 1997 and each month thereafter unless either party notifies the other to the contrary 30 days prior to the commencement of such extension; and provided further, that the term of this Agreement may be terminated by Wickes prior to December 31, 1997 on 30 days' written notice to WML.

     5.2 Restrictions and Rights After Term; Effect of Termination or Expiration. (a) After the term of this Agreement, WML may continue to operate the Business as to customers to whom it has made mortgage loans or issued mortgage loan commitments, but only with respect to and to the extent of such loans or commitments. Notwithstanding the foregoing, on the termination date of the term of this Agreement, the sublicense granted to WML to use the Trademarks shall be automatically revoked and of no further force and effect, and WML agrees (i) not to conduct any business under the name Wickes Mortgage Lending, Inc. or any name containing the word "Wickes", (ii) not to otherwise use the name "Wickes", (iii) to change its name such that the word "Wickes" is not part of its name, and (iv) upon request from Wickes to assign Wickes all of WML's right, title and interest in and to the name "Wickes Mortgage Lending, Inc." and all variations thereof.

     (b) For two (2) years after the termination of the term of this Agreement for any reason, WML agrees not, directly or indirectly, to market construction loans to any professional builder that is a customer of Wickes at the time of termination or whose name has been on any customer list provided to Wickes written one year prior to the time of termination.

     (c) Sections 4.3, 5.2, 5.3, 6.1 and 6.10 shall survive the termination or expiration of this agreement for the respective periods set forth therein or, if no such period is specified, indefinitely. The termination or expiration of this Agreement in accordance with its terms: (i) shall not affect the obligations of the parties to make all payments accrued on the date of such termination or expiration and (ii) shall not result in any other liability on the part of any party hereof.

     5.3 Return of Information. Upon the termination of the term of this Agreement for any reason, each party shall return to the other within ten (10) days of the expiration or termination date hereof all documents, contracts, records or properties of any kind furnished by the other party, including but not limited to any information provided on magnetic medium, and destroy all copies thereof. Notwithstanding the foregoing, WML and Wickes may retain


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
such information as is reasonably necessary to enable it to conduct business or as required by law.


                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1 Expenses. Each party to this Agreement shall pay its own attorneys' fees and expenses in connection with the transactions contemplated hereby.

     6.2 Waiver. The terms and provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by the party waiving compliance.

     6.3 Amendment, etc. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law this Agreement may be amended, or supplemented at any time, but only by a written instrument executed by Wickes and WML.

     6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery, being sent via confirmed facsimile or three (3) days after being mailed first class postage prepaid, to the parties at the following address or fax number (or at such other address or fax number for a party as shall be specified by like notice):

                If to Wickes:

                        Wickes Lumber Company
                        706 Deerpath Drive
                        Vernon Hills, IL 60606
                        Attention:  George A. Bajalia
                        Facsimile No.:  (847) 367-3750


                If to WML:

                        Wickes Mortgage Lending, Inc.
                        7800 Belfort Parkway, Suite 100
                        Jacksonville, FL 32256
                        Attention:  Edward B. Salem
                        Facsimile No.:  (904) 296-0584

     6.5 Headings/Exhibits. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. The exhibits attached hereto are incorporated herein by reference and made a part hereof.




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

     6.6 Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement supersedes all prior negotiations and agreements (written or oral) among the parties with respect to the subject matter covered hereby and, with respect to such subject matter, constitutes the entire understanding among the parties hereto.

     6.7 Saving Provision. In the event any provision of this Agreement is adjudged to be unenforceable, all remaining provisions shall continue in full force and effect.

     6.8 Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors. This Agreement may not be assigned by WML, and nothing in this Agreement, express or implied, is intended to confer upon any other person, any rights or remedies under or by reason of this Agreement.

     6.9 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

     6.10 Arbitration. Any claim or controversy arising out of this Agreement, or breach hereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association in Chicago, Illinois. Judgment on an arbitration award may be entered in the court of jurisdiction thereof. Notwithstanding the foregoing provisions of this Section 6.10: (i) Wickes shall be entitled to seek injunctive relief pursuant to Section 4.3(c) hereof for the breach or threatened breach of Section 4.3(b) or 5.2 hereof by WML, (ii) WML shall be entitled to injunctive relief for the present or threatened breach of
Section 1.5 hereof by Wickes and (iii) Wickes and WML shall be entitled to seek injunctive relief for the present or threatened breach by the other of Section
1.8 or 5.3 hereof. IN THE EVENT THAT FOR ANY REASON ARBITRATION DOES NOT RESULT IN A FINAL SETTLEMENT OF SUCH DISPUTED MATTER OR BREACH, WICKES AND WML HEREBY WAIVE TRIAL BY JURY OF ANY MATTER WHICH ARISES OUT OF OR RELATES TO THIS AGREEMENT.




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



     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


     WICKES LUMBER COMPANY

                                             By: _________________________
             Name: _______________________
             Title: ______________________


     WICKES MORTGAGE LENDING, INC.

                                             By: _________________________
             Name: _______________________
             Title: ______________________



     Lumber Trademark Company, a Delaware corporation, licensor of the Trademarks, hereby joins in this Agreement for the sole purpose of consenting to the sublicense granted to WML pursuant to Article II hereof.

                                             LUMBER TRADEMARK COMPANY

                                             By: ________________________
             Name: ______________________
             Title: _____________________





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
                                                                       EXHIBIT A


WICKES MORTGAGE LENDING, INC.

 PROPOSAL OF WICKS LUMBER COMPANY PARTICIPATION IN 1996 PLANNED LPO START-UP

Assumptions:
1.      Total Wickes Participation                              $1,080,000
2.      Participation Per LR                                    $   60,000
3.      Breakdown of Start-Up Costs Per LR
          Search Firm Recruiting Fee               $12,500
          Salary & Tax (first 90 days)              16,200
          Initial Marketing & Adv. Materials        19,500
          Training and Education                     4,800
          Office Setup costs                         7,000
                                                   -------
             Total Startup-Costs                                $   60,000

PARTICIPATION FUNDING SCHEDULE

        MONTH                           Jan-96       Feb-96       Mar-96       Apr-96       May-96       Jun-96     Jul-96
===========================================================================================================================
# of LR's Hired This Mo.                     0            0            0            1            1            1          5
Total # of LR's Hired                        0            0            0            1            2            3          8

Wickes Participation Funding
  Search Firm Recruiting Fee                 0            0            0       12,500       12,500       12,500     62,500
  Salary & Tax (first 90 days)               0            0            0        5,400       10,800       16,200     37,800
  Initial Marketing & Adv.
    Materials                                0            0            0       17,160       17,940       16,720     88,140
  Training and Education                     0            0            0        1,685        3,195        3,290     11,540
  Office Setup Costs                         0            0            0        3,700        5,500        6,500     21,800
     Total Participation                ------       ------       ------      -------      -------      -------   --------
       Funding Schedule                 $    0       $    0       $    0      $40,445      $49,935      $57,210   $221,780
                                        ======       ======       ======      =======      =======      =======   ========

        MONTH                              Aug-96        Sep-96        Oct-96        Nov-96        Dec-96     Total
=======================================================================================================================
# of LR's Hired This Mo.                        3            2              5             0             0            18
Total # of LR's Hired                          11           13             18            18            18

Wickes Participation Funding
  Search Firm Recruiting Fee               37,500       25,000         62,500             0             0       225,000
  Salary & Tax (first 90 days)             48,600       54,000         54,000        37,800             0       264,600
  Initial Marketing & Adv.
    Materials                              56,940       41,340         93,600         7,800             0       341,640
  Training and Education                   14,210        9,885         19,280        12,270             0        75,355
  Office Setup Costs                       21,600       18,300         27,600        12,500             0       117,500
     Total Participation                 --------     --------       --------       -------       -------    ----------
       Funding Schedule                  $178,850     $148,525       $256,980       $70,370       $     0    $1,024,095
                                         ========     ========       ========       =======       =======    ==========
